Exhibit 10.1

AMENDMENT LETTER

SVF Investment Corp. 3

Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

SVF Sponsor III (DE) LLC

c/o Corporation Service Company

251 Little Falls Drive

Wilmington DE 19809, U.S.

Ladies and Gentlemen:

This letter amends the loan agreement dated 10 August 2021 between SVF Investment Corp. 3 (the “Borrower”) and SVF Sponsor III (DE) LLC (the “Lender”), entered into in connection with the loan facility made available to the Borrower by the Lender (the “Loan Agreement”). Terms used in this letter and not defined have the meanings given to such terms in the Loan Agreement.

Pursuant to Clause 15 (Amendments and Waivers) and the definition of “Commitment” in Clause 1.1 (Definitions) of the Loan Agreement, the Borrower and the Lender may agree a higher amount of Commitment to be made available for the loan facility. The Borrower and the Lender hereby consent to and agree that the Commitment be increased from U.S.$2,000,000 to U.S.$3,000,000 with effect from the date of this letter.

This letter may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

The provisions of Clause 18 (Governing Law) and Clause 19 (Enforcement) of the Loan Agreement shall apply to this letter as if set out here in full.

The Borrower

By:	)	/s/ Ioannis Pipilis
)
For and on behalf of	)
SVF Investment Corp. 3)		Name: Ioannis Pipilis
Title: Chief Executive Officer

The Lender

By:	)
	)	/s/ Kokoro Motegi
For and on behalf of	)
SVF Sponsor III (DE) LLC	)	Name: Kokoro Motegi
Title: Manager